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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated June 7, 1999, except as to Note 13, which is as of October 7, 1999, relating to the consolidated financial statements and consolidated financial schedules of QuickLogic Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
San Jose, California
October 8, 1999